Exhibit 10.12

ROX FINANCIAL LP

PRIVATE PLACEMENT PURCHASE AGREEMENT

This Private Placement Purchase Agreement (the “Agreement”) is executed as of July 15, 2021, among Series A of ROX Financial LP, a protected series of a Delaware series limited partnership ( “Series A”), ROX Financial LP, a Delaware series limited partnership (“ROX LP”), ROX AMZL Oakley CA LLC, a Delaware limited liability company (“Series A Sub”), NP Oakley, LLC, a Delaware limited liability company (“NP Oakley”), and NP Oakley Building I, LLC, a Missouri limited liability company (“Seller”).

WHEREAS, NP Oakley has a substantive, pre-existing relationship with the ROX LP and its affiliates;

WHEREAS, ROX LP has filed a registration statement on Form S-11 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) in connection with a proposed initial public offering (the “IPO”) of shares associated with Series A (the “Shares”);

WHEREAS, Series A Sub, ROX Financial Inc., NP Oakley and Seller are parties to the Asset Purchase Agreement dated November 19, 2020, as amended (the “Purchase Agreement”), pursuant to which Series A Sub has agreed to purchase certain real property and improvements thereon from Seller for a purchase price of $81.0 million, subject to certain adjustments as set forth in the Purchase Agreement (the “Purchase Price”);

WHEREAS, NP Oakley is the sole member of Seller;

WHEREAS, upon the terms and conditions set forth in this Agreement, the parties hereto desire to satisfy the Purchase Price pursuant to Section 1.1(b) of the Purchase Agreement through (i) the payment of $76.0 million in cash (the “Cash Consideration”) by Series A Sub to Seller and (ii) with the $5.0 million balance of the Purchase Price satisfied by the delivery of 500,000 Shares at a price of $10.00 per share (the “Private Placement Shares”) by Series A Sub to NP Oakley on behalf of Seller (together with the Cash Consideration, the “Purchase Consideration”); and

WHEREAS, immediately prior to the delivery of the Private Placement Shares by Series A Sub to Seller, (a) the Private Placement Shares shall be contributed by ROX LP to Series A and (b) the Private Placement Shares shall be contributed by Series A to Series A Sub.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Sale and Purchase of Private Placement Shares. The Purchase Consideration shall satisfy the Purchase Price pursuant to Section 1.1(b) of the Purchase Agreement. Simultaneously with the closing of the transactions contemplated by the Purchase Agreement and subjection to the terms and conditions set forth herein, (i) Series A Sub shall pay the Cash Consideration to Seller and (ii) Series A Sub shall deliver to NP Oakley, and NP Oakley shall purchase from Series A Sub, the Private Placement Shares. Seller hereby directs ROX LP to issue the Private Placement Shares in the name of NP Oakley and directs Series A Sub to deliver the Private Placement Shares to NP Oakley. This Private Placement Agreement shall terminate if the IPO has not closed by August 15, 2021.

2. Closing. The closing of the purchase and sale of the Private Placement Shares, including the consideration for and delivery of the Private Placement Shares (the “Closing”), will take place at the offices of ROX LP or ROX LP’s legal counsel concurrently with, and shall be subject to, the completion of the transactions contemplated by the Purchase Agreement.

3. Representations and Warranties of ROX LP and Series A. In connection with the issuance and sale of the Private Placement Shares, Series A hereby represents and warrants to NP Oakley and Seller the following on the date hereof and on the date of the Closing:

a. ROX LP is a series limited partnership validly existing and in good standing under the laws of the State of Delaware.    Series A is a protected series of ROX LP established in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of ROX LP and the Amended and Restated Series Designation of Series A attached as a schedule thereto (together, the “LP Agreement”). ROX LP and Series A have all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

b. All partnership, series or limited liability company action necessary to be taken by ROX LP, Series A and Series A Sub to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by ROX LP, Series A and Series A Sub in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by ROX LP, Series A and Series A Sub. This Agreement constitutes the valid, binding and enforceable obligation of ROX LP, Series A and Series A Sub, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The issuance and sale by ROX LP of the Private Placement Shares does not conflict with the LP Agreement, the Certificate of Limited Partnership of ROX LP as filed on January 15, 2020, with the Secretary of State of the State of Delaware or any material contract by which ROX LP, Series A or Series A’s property or assets is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to ROX LP, Series A or the Series A’s property or assets.

c. Upon issuance in accordance with, and payment pursuant to, the terms hereof, NP Oakley will have good title to the Private Placement Shares free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder, pursuant to the LP Agreement and under other agreements contemplated hereby.

d. ROX LP has a substantive, pre-existing relationship with NP Oakley. ROX LP (i) did not identify or contact NP Oakley through the marketing of the IPO, and (ii) was not independently contacted by NP Oakley as a result of the general solicitation by means of the Registration Statement.

4. Representations and Warranties of NP Oakley. NP Oakley, on its own behalf and as sole member of Seller, on behalf of Seller, hereby represents and warrants to ROX LP, Series A and Series A Sub the following on the date hereof and on the date of the Closing:

a. NP Oakley is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act due to its status as the sole owner of the general partner of ROX LP.

b. The Private Placement Shares are being acquired for NP Oakley’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

c. NP Oakley is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. NP Oakley has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

d. All action necessary to be taken by NP Oakley and Seller to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by NP Oakley and Seller in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by NP Oakley and Seller. This Agreement constitutes the valid, binding and enforceable obligation of NP Oakley and Seller, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The purchase by NP Oakley of the Private Placement Shares does not conflict with the organizational documents of NP Oakley or with any material contract by which NP Oakley or its property or assets is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to NP Oakley or its property or assets.

e. NP Oakley understands and acknowledges that the offering of the Private Placement Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Private Placement Shares is exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the Private Placement Shares will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless the Private Placement Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

f. NP Oakley has a substantive, pre-existing relationship with ROX LP. NP Oakley (i) was not identified or contacted through the marketing of the IPOs and (ii) did not independently contact ROX LP as a result of the general solicitation by means of the Registration Statement.

g. NP Oakley (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of NP Oakley’s prospective investment in the Private Placement Shares; (ii) has the ability to bear the economic risks of NP Oakley’s prospective investment; and (iii) has not been offered the Private Placement Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

5. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

6. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7. Legends. Each certificate, if any, representing the Private Placement Shares shall be endorsed with the following legend or a substantially similar legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are “restricted securities” as defined in Rule 144 promulgated under the Securities Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Securities Act of 1933, as amended, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution.”

After the Private Placement Shares are able to be sold in accordance with Rule 144, and upon NP Oakley’s request to effect the sale of the Private Placement Shares pursuant to Rule 144, ROX LP and Series A shall coordinate with the transfer agent as required for such sale and shall be responsible for the cost of a Rule 144 legal opinion to remove the above legend from those certificates.

8. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party to the other (herein collectively called “Notice”) shall be in writing and delivered by e-mail, as follows:

If to ROX LP, Series A or Series A Sub addressed to:

ROX Financial LP

E-mail: legalnotice@roxfinancial.com

If to NP Oakley or Seller, addressed to:

NP Oakley LLC

Attention: Nathaniel Hagedorn, Manager

E-mail: nathaniel@northpointkc.com

With a copy to (which copy shall not constitute Notice):

Attention: Evan F. Fitts, Vice President and Corporate General Counsel

Email: efitts@northpointkc.com

Notice shall be effective upon actual receipt of the e-mail if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. Any party may change any e-mail address to which Notice is to be given to it by giving Notice as provided above of such change of address.

9. Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire agreement between the parties with regard to the subject matters hereof and supersedes all prior agreements with respect to such subject matters. For the avoidance of doubt, the provisions included in this Agreement with respect to the Purchase Consideration supersede any conflicting provisions included in the Purchase Agreement, including Section 1.1(b) of the Purchase Agreement; provided, however, that nothing shall supersede the required payment of the Minimum Purchase Price (as set forth in the Purchase Agreement), which may be satisfied through the payment of the Cash Consideration and delivery of the Private Placement Shares on the terms and in the amounts set forth herein. In the event that the Private Placement shares have a price of less than $10.00 per share, then the Cash Consideration shall be increased such that the Minimum Purchase Price (as set forth in the Purchase Agreement) is satisfied. Any term of this Agreement may not be amended, waived, or discharged (either prospectively or retroactively, and either generally or in a particular instance), except by a written instrument signed by the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Warrant in accordance with its terms.

10. Governing Law, Forum for Dispute Resolution. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, without regard to its provisions concerning conflicts of laws. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the Delaware Court of Chancery for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Delaware Court of Chancery, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

11. Severability. If any provision of this Agreement is held illegal or incapable of being enforced by any rule of law or public policy, all other terms of this Agreement will nevertheless remain in full force and effect to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

12. Counterparts. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts (including by .pdf), each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ROX LP: ROX Financial LP By ROX Financial GP, its general partner By: /s/ Anthony Moro Name: Anthony Moro Title: President	NP OAKLEY: NP Oakley, LLC By NPD Management, LLC, its Manager By: /s/ Nathaniel Hagedorn Nathaniel Hagedorn, Manager

By: /s/ David Ronn Name: David Ronn Title: Chief Legal Officer

SERIES A: Series A of ROX Financial LP By ROX Financial GP, its general partner By: /s/ Anthony Moro Name: Anthony Moro Title: President	SELLER: NP Oakley Building I, LLC By NPD Management, LLC, its Manager By: /s/ Nathaniel Hagedorn Nathaniel Hagedorn, Manager

By: /s/ David Ronn Name: David Ronn Title: Chief Legal Officer

Signature Page to Private Placement Purchase Agreement

SERIES A SUB: ROX AMZL Oakley CA LLC By: /s/ Anthony Moro Name: Anthony Moro Title: President

By: /s/ David Ronn Name: David Ronn Title: Chief Legal Officer

Signature Page to Private Placement Purchase Agreement